Exhibit 23.2

Consent of Independent Certified Public Accountants

Shareholders and Board of Directors

Technical Olympic USA, Inc.

We consent to the incorporation by reference of our report dated January 31, 2001, except for Note 1 and Note 5, as to which the date is June 25, 2002, with respect to the consolidated financial statements of Technical Olympic USA, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002, in the Prospectus constituting part of Registration Statement No. 333-99307 on Form S-8.

/s/ BDO Seidman, LLP

Los Angeles, California
February 11, 2003